Exhibit 10.02

Execution Version

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), dated as of April 1, 2026 , is executed and delivered by Levelution Sports Agency, LLC a Texas limited liability company (the “Seller”) in favor of Adapti, Inc., a Nevada corporation or its assign (the “Buyer”) pursuant to that certain Asset Purchase Agreement, entered into by and between the Seller and the Buyer, dated as of the date hereof (the “Purchase Agreement”). All capitalized words used but not defined in this Bill of Sale shall have the meanings ascribed to such words in the Purchase Agreement; provided however that in the event of a conflict between the Bill of Sale and Purchase Agreement, the more encompassing term will control.

WHEREAS, pursuant to the Purchase Agreement, the Seller has agreed to sell, assign, convey, transfer and deliver to the Buyer the Purchased Assets.

NOW, THEREFORE, in consideration of the mutual promises set forth in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby agrees as follows:

1. For good and valuable consideration, the receipt and adequacy of which Seller hereby acknowledges, Seller hereby sells, assigns, transfers, conveys and delivers to the Buyer, its successors and assigns, to have and to hold forever, all right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances, except as specifically provided for in the Purchase Agreement.

2. The Seller hereby covenants and agrees that it will, at the request of the Buyer and without further consideration, execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action, as may reasonably be necessary to sell, transfer, convey, assign and deliver to, and vest in, the Buyer, its successors and assigns, title to the Purchased Assets hereby sold, assigned, conveyed, transferred and delivered, or intended so to be, all as set forth in the Purchase Agreement.

3. The Seller, by its execution of this Bill of Sale, and the Buyer, by its acceptance of this Bill of Sale, each hereby acknowledges and agrees that neither the representations, warranties, covenants nor the rights, remedies or obligations of any party under the Purchase Agreement shall be deemed to be enlarged, diminished, modified or altered in any way by this instrument.

4. This Bill of Sale incorporates by reference all of the terms of the Purchase Agreement, including but not limited to Seller’s representations, warranties, covenants, and agreements relating to the Specified Assets, as if each term was fully set forth herein. In the event of any conflict or other inconsistency between this Bill of Sale and the Purchase Agreement, the Purchase Agreement shall govern and be the controlling document.

5. This Bill of Sale may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, as one agreement. A signed copy of this Bill of Sale delivered by facsimile, electronic mail or other means of electronic transmission (including, without limitation, DocuSign or .pdf format) shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale.

6. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflicts of laws thereunder.

[Signature Page to Follow]

1

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by the Seller and the Buyer as of and on the date first above written.

Adapti, Inc

By:
Name:
Title:

ACCEPTED:

Levelution Sports Agency, LLC

By:
Name:	Kirk Noles
Title:	Manager

[Signature Page to Bill of Sale]